UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under § 240.14a–12

180 DEGREE CAPITAL CORP.
(Name of registrant as specified in its charter)

MARLTON PARTNERS, L.P.
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ]    Fee paid previously with preliminary materials.
[  ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Martlon Partners, L.P., together with the other participants named herein (collectively, “Marlton”), intends to file with the Securities and Exchange Commission a preliminary proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming 2025 annual meeting of shareholders of 180 Degree Capital Corp., a New York corporation (the “Issuer”).

Item 1: On June 3, 2025, Marlton and its affiliates issued the following press release and public letter to shareholders:
Marlton Partners Calls on 180 Degree Capital Corp. to Set Record Date Now and Allow Shareholders to Determine Company’s Future

Issues Letter to TURN Shareholders Detailing Continued Governance Failures and Mismanagement by 180 Board and Management Team

CHICAGO, June 3, 2025 -- Marlton Partners L.P. (together with its affiliates and group members, “Marlton” or “we”), beneficial owners of approximately  5.2% of the outstanding stock of 180 Degree Capital Corp. (NASDAQ: TURN) (the "Company"), today issued an open letter calling on the TURN Board of Directors to immediately set a record date and allow shareholders to vote on the Company’s proposed sale to Mount Logan Capital Inc. (Cboe Canada: MLC) (“Mount Logan”):

Dear Fellow Shareholders of 180 Degree Capital Corp. (TURN),

As long-term TURN shareholders, we remain committed to realizing the Company’s full value. Unfortunately, that value continues to be undermined by persistent mismanagement and abysmal governance under Chairman and CEO Kevin Rendino and the current Board.

Most recently, the Board has failed to schedule a shareholder vote on the proposed sale to Mount Logan more than five and a half months after the definitive Mt. Logan deal was announced.1

The Board is Delaying the Vote – At Your Expense
The Board has spent over five months – and counting – without a shareholder vote on the Mount Logan deal orchestrated by Mr. Rendino and this Board. Meanwhile, they stonewalled and rejected a superior offer for 101% of NAV within just 5 days and otherwise have refused to run a legitimate sales process.2
This mismanagement comes at a real cost to shareholders. The Company’s amended proxy filed on March 24 disclosed that TURN shareholders will be on the hook for $6–7 million in deal-related costs—equivalent to 15.8% of TURN’s Q1 NAV.3 That is in addition to TURN’s already excessive annual operating expenses of roughly 10% of NAV.

1 January 17, 2025 TURN and Mount Logan Capital Press Release
2  January 29, 2025 TURN Press Release
3 May 6, 2025 Preliminary Proxy Statement

In the interim, NAV continues to decline -4.7% through Q1 2025, and the longer this process drags on, the deeper those losses will grow.4
Management continues to state the deal is “expected to be completed in mid-2025.”5 With the calendar turning over to June, we are now firmly in “mid-2025,” yet shareholders remain in the dark and no record date or meeting date has been announced.
The Path Forward: Let Shareholders Decide
Shareholder democracy is a bedrock principle of corporate governance, which the TURN Board is actively thwarting by delaying this process with no transparency.
TURN shareholders must be given the right to vote on this transaction — NOW.
Instead of respecting your rights as TURN shareholders by facilitating a fair and reasonably prompt vote, management has reportedly spent its time in recent months soliciting voting agreements with select shareholders under non-public terms. These back room deals serve one purpose: to entrench management and rig the process, while TURN shareholders are left in the dark.
TURN has taken other steps to avoid engaging with its shareholders since announcing this transaction. Namely, the Company has not provided monthly NAV estimates at any point in 2025, nor has it held full year 2024 or 1Q 2025 earnings calls to address shareholder questions. If the Mount Logan transaction is truly in shareholders’ best interest, the Board should welcome — not fear — a timely, transparent vote.
As shareholders standing alongside you, we recognize that your right to vote on this transaction sooner rather than later is a critical part of you realizing the value of your investment in TURN. We all deserve better and are calling on the Company’s board and management to take their fiduciary duty seriously and set a record date now.

Sincerely,

/s/ James C. Elbaor

James C. Elbaor
Managing Member of the General Partner,
Marlton Partners, L.P.

4 180 Degree Capital Corp. Q1 2025 Shareholder Letter
5January 17, 2025 TURN and Mount Logan Capital Press Release

About Marlton Partners L.P.
Marlton Partners L.P. is a Chicago-based, privately held investment firm led by James C. Elbaor. The firm has a proven track record of success in investing in closed-end funds and acquires significant ownership positions in other assets where it believes long-term value can be enhanced through active ownership. Mr. Elbaor holds a B.A. from New York University and an M.B.A. from Columbia University. For more information about Marlton Partners L.P., please visit https://MarltonLLC.com.

DISCLAIMER
This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marlton Partners L.P., a Delaware limited partnership (“Marlton Partners”), together with the other Participants named herein, intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of 180 Degree Capital Corporation, a New York corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Marlton Partners, Marlton, LLC, James C. Elbaor, Aaron T. Morris, Gabriel D. Gliksberg, ATG Fund II, LLC, ATG Capital Management, LLC (collectively, the “Participants”).

As of the date hereof, Marlton Partners is the beneficial owner of  156,590 shares of common stock, par value $0.03, of the Company (the “Common Shares”). Marlton, LLC, a Delaware limited liability company (“Marlton”) is the investment manager of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 156,590 Common Shares beneficially owned by Marlton Partners. Mr. Elbaor is the President of Marlton and, by virtue of that relationship, may be deemed to beneficially own the 156,590 Common Shares beneficially owned directly by Marlton. ATG Fund II LLC, a Delaware limited liability company (“ATG Fund II”) is the beneficial owner of 300,546 Common Shares. ATG Capital Management, LLC, a Delaware limited liability company (“ATG Management”), is the managing member of ATG Fund II and, by virtue of that relationship, may be deemed to beneficially own the 300,546 Common Shares beneficially owned by ATG Fund II. Mr. Gliksberg is the managing member of ATG Management and, by virtue of that relationship, may be deemed to beneficially own the 300,546 Common Shares beneficially owned by ATG Management. Mr. Gliksberg also owns 28,042 Common Shares in his individual capacity. As of the date hereof, Mr. Morris is the beneficial owner of 10,670 Common Shares. As of the date hereof, the Participants may be deemed to collectively beneficially own 516,807 Common Shares.

Media Contact:
ASC Advisors
Taylor Ingraham (203 992 1230)
tingraham@ascadvisors.com

Investors Contact:
James C. Elbaor (214-405-4141)
James@marltonllc.com

Item 2: Also on June 3, 2025, Marlton and its affiliates and certain other participants published certain materials on X.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.